UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 30, 2024, Duos Technologies Group, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”). The record date (the “Record Date”) for the Annual Meeting was August 5, 2024. As of the Record Date, the Company had issued and outstanding 7,689,969 shares of common stock, par value $0.001 per share (the “Common Stock”), 1,399 shares of Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and 13,625 shares of Series E Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”).

Represented at the Annual Meeting, in person or by proxy, were the holders of 6,020,282 shares of Common Stock, 1,399 shares of Series D Preferred Stock and 13,500 shares of Series E Preferred Stock, thereby constituting a quorum. Each share of Common Stock had one vote. Each share of Series D Preferred Stock had 333 votes, up to the applicable beneficial ownership limitation, which is 4.99% in some cases and 19.99% in others. Each share of Series E Preferred Stock had 333 votes, subject to the applicable beneficial ownership limitation, which is 19.99%. Because of the beneficial ownership limitations applicable to specific holders of the Series D Preferred Stock and Series E Preferred Stock, the total votes eligible to be cast at the Annual Meeting were 351,334 for the shares of Series D Preferred Stock and none for the shares of Series E Preferred Stock.

The matters that were voted on at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions as to such matters, where applicable, are set forth below. Of the shares of Common Stock present at the Annual Meeting, 1,840,170 shares were broker non-votes, and were not included in any of the figures below, except for the vote in favor of the ratification of the appointment of Salberg & Company, P.A. as our independent certified public accounting firm for the fiscal year ending December 31, 2024.

Proposal No. 1. To elect five directors to hold office for a one-year term and until each of their successors is elected and qualified.

	Votes For	Votes Withheld
Charles P. Ferry	4,333,816	105,730
Kenneth Ehrman	3,993,311	446,235
Frank A. Lonegro	4,347,578	91,968
Ned Mavrommatis	4,125,415	314,131
James Craig Nixon	4,125,591	313,955

The holders of the Series D Preferred Stock voted in favor of each nominee and the Votes For totals include the votes cast by the holders of Common Stock and the eligible votes cast by the holders of the Preferred Stock.

Proposal No. 2. To approve in a non-binding advisory vote, the compensation of the Company's Chief Executive Officer and Chief Financial Officer, our two most highly compensated executive officers.

Votes For	Votes Against	Abstentions
4,372,211	42,663	116,572

The holders of the Series D Preferred Stock voted in favor of this proposal and the Votes For total includes the votes cast by the holders of Common Stock and the eligible votes cast by the holders of the Preferred Stock.

Proposal No. 3. To approve, for purposes of Nasdaq Listing Rule 5635(d) and as required by the terms of the Series E Preferred Stock, the issuance of shares of our Common Stock issuable upon conversion of the shares of Series E Preferred Stock.

Votes For	Votes Against	Abstentions
4,378,437	99,079	53,930

The holders of the Series D Preferred Stock voted in favor of this proposal and the Votes For total includes the votes cast by the holders of Common Stock and the eligible votes cast by the holders of the Preferred Stock.

Proposal No. 4. To ratify the appointment of Salberg & Company, P.A. as our independent certified public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Abstentions
6,308,916	52,596	10,104

The holders of the Series D Preferred Stock voted in favor of this proposal and the Votes For total includes the votes cast by the holders of Common Stock and the eligible votes cast by the holders of the Preferred Stock.

Proposal No. 5. To approve a modification of the previously-approved 2021 Equity Incentive Plan.

Votes For	Votes Against	Abstentions
3,831,813	684,127	15,506

The holders of the Series D Preferred Stock voted in favor of this proposal and the Votes For total includes the votes cast by the holders of Common Stock and the eligible votes cast by the holders of the Preferred Stock.

As a result of the above votes, all director nominees were elected and Proposal Nos. 2, 3, 4 and 5 were approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: October 3, 2024	By:	/s/ Adrian G. Goldfarb
Adrian G. Goldfarb Chief Financial Officer